EXHIBIT 23A

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of AutoInfo, Inc. for the year ended December 31, 2003, of our report dated February 13, 2004 on the financial statements of AutoInfo, Inc. for the year ended December 31, 2003 by reference to the Registration Statement under the Securities Act of 1933 (File No. 33-34442) of AutoInfo, Inc.


                                 /s/ Dworken, Hillman, LaMorte & Sterczala, P.C.
                                 -----------------------------------------------
Shelton, Connecticut                 Dworken, Hillman, LaMorte & Sterczala, P.C.
March 24, 2004